Exhibit 4.3

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of       day of July, 2007 by and among Corgenix Medical Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”), and [Name/type of entity] (hereinafter referred to as the “Investor”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Subscription Agreement of even date herewith, between the Company and the Investor, Investor will receive common stock and warrants to purchase common shares of the Company;

WHEREAS, the ability of the Investors to sell their shares of common stock is subject to certain restrictions under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company has agreed to provide the Investor with a mechanism that may permit such Investor to sell its shares of common stock in the future.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

ARTICLE I
INCIDENTAL REGISTRATION RIGHTS

1.1.          Registrable Securities.  Means and includes the shares of common stock sold pursuant to the Subscription Agreement, and those common shares underlying the warrants issued pursuant to the Subscription Agreement.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the 1933 Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company does not have “stop transfer” instructions against them.

1.2.          Right To Include (“Piggy-Back”) Registrable Securities.  Provided that the Registrable Securities have not been registered, if at any time after the date hereof but before the second anniversary of the date hereof, the Company proposes to register any previously unregistered securities under the 1933 Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto), then the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders of Registrable Securities’ rights under this Section 1.2.  Upon the written request of any such holders of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable

Securities intended to be disposed of by such holders of Registrable Securities and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement and the Subscription Agreement, use its commercially reasonable efforts to effect the registration under the 1933 Act of the Registrable Securities, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 1.2.

1.3.          Priority In Incidental Registrations.  If the managing underwriter of an underwritten offering informs the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second securities of other selling security holders requesting to be included in such registration if they hold registration rights senior to those of the Investor, and (iii) third Registrable Securities.

1.4.          Rule 415

(i)            The Investor expressly acknowledges and agrees that since early 2006, the SEC staff has been raising concerns regarding the availability of Rule 415 for resale shelf registrations of privately placed securities, based primarily on Form S-3, Rule 415, the Manual of Publicly Available Telephone Interpretations, and other guidance, and that such concerns have caused significant uncertainty regarding the Company’s ability to register for resale all of the shares of common stock subscribed for in this offering, including shares underlying the warrants included in the Interests (as defined in the Subscription Agreement).  As such, the Investor expressly acknowledges and agrees that:

(ii)           any registration statement filed that includes any shares included in the Interests may not be declared effective by the SEC as a result of the SEC’s interpretation of Rule 415, that the Company may be required to cut back or reduce the number of shares so registered, and that the Company will only register such number of shares as permitted by the SEC;

(iii)          if there are to be reductions to the number of shares to be registered (whether as a result of Rule 415 issues or as a result of preexisting rights of holders of registration rights whose rights may not be diluted by those of the investors purchase Interests in this offering), then all investors purchasing Interests in this offering may, in the sole discretion of the Company, have their shares to be registered reduced pro rata with all other investors in this offering;

(iv)          if there are to be reductions to the number of shares registered, then the Company will use its commercially reasonable efforts to prepare and file follow-on registrations to the extent permitted by existing SEC guidance (e.g. the later of sale by the undersigned of substantially all of the shares previously registered and six months) or based on the ability to register shares without SEC objection;

(v)           because any such reduction or limitation is outside of the Company’s control, the undersigned will have no right whatsoever to damages (liquidated or otherwise) for any failure of the Company to register the undersigned’s shares timely, or at all, because of Rule 415 related delays or objections made by, or limitations imposed by, the SEC; and

(vi)          if a suit or action is brought by any party under this Agreement against the Company for alleged damages or loss resulting from Rule 415 related delays or objections made by, or limitations imposed by, the SEC, then the Company will be entitled to its attorneys fees and expenses incurred in responding to such suit or action.

ARTICLE II
REGISTRATION PROCEDURES

2.1.          Registration Procedures.  If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 1.2, the Company shall, as expeditiously as possible:

(i)            prepare and file with the SEC the Registration Statement, or amendments thereto, to effect such registration and thereafter use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC;

(ii)           with respect to any registration statement pursuant to Section 1.2, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of thirty (30) months after the date of this Agreement (subject to the right of the Company to suspend the effectiveness thereof for not more than 30 consecutive Trading Days or an aggregate of 30 Trading Days during each year (each a “Black-Out Period”)) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(iii)          furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents, as such holder of Registrable Securities and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iv)          use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v)           notify the Investor promptly after the Company has knowledge thereof:

(a)           when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(b)           of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(c)           of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose; and

(d)           of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(vi)          notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder of Registrable Securities promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; and

(vii)         use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder of Registrable Securities and the distribution of such securities as the Company may from time to time reasonably request in writing.

2.2.          Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (vi) of Section 2.1, such Investor will forthwith discontinue the disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of Section 2.1 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Investor’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

ARTICLE III
UNDERWRITTEN OFFERINGS

3.1.          Incidental Underwritten Offerings.  If the Company at any time proposes to register any of its securities under the 1933 Act as contemplated by Section 1.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 1.2 and subject to the provisions of Section 1.3 and Section 1.4, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

3.2.          Participation In Underwritten Offerings.  No holder of Registrable Securities may participate in any underwritten offering under Section 3.1 unless such holder of Registrable Securities (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.  Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder of Registrable Securities expressly for use in the related registration statement or representations, warranties or agreements regarding such holder of Registrable Securities, such holder’s Registrable Securities and such holder’s intended method of distribution and any other representation required by law.

3.3.          Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to review any registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

ARTICLE IV
INDEMNIFICATION

4.1.          Indemnification by the Company.  In the event of any registration of any securities of the Company under the 1933 Act, the Company will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto.

4.2.          Indemnification by the Investor.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this

Agreement, that the Company shall have received an undertaking satisfactory to it from the prospective holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) the Company, each director of the Company, each officer of the Company, its employees, affiliates, attorneys and agents, and each other person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder of Registrable Securities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Investor.

4.3.          Notices Of Claims, Etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 4.1 and Section 4.2, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4.1 and Section 4.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation.  No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

4.4.          Other Indemnification.  Indemnification similar to that specified in Section 4.1 and Section 4.2 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities (but only if and to the extent required pursuant to the terms herein) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the 1933 Act.

4.5.          Contribution.  If the indemnification provided for in Sections 4.1 4.2 and Section 4.3 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be.  The relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties’ relative intent, knowledge, access to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained herein, and in no event shall the obligation of any indemnifying party to contribute under this Section 4.5 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation (even if the holders of Registrable Securities and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 4.5, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities in the applicable Registration Statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1.          Amendments And Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the fifty-one percent (51%) or more of the shares of Registrable Securities issued at such time.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

5.2.          Nominees For Beneficial Owners.  In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement.  If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership or such Registrable Securities.

5.3.          Notices.  Except as otherwise provided in this Agreement, all notices, requests and other communications to any person provided for hereunder shall be in writing and shall be given to such person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Subscription Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.  Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

5.4.          Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

5.5.          Descriptive Headings.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

5.6.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to applicable principles of conflicts of law.

5.7.          Jurisdiction.  If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury.  Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts located in the City and County of Denver, Colorado.  In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

5.8.          Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

5.9.          Severability.  If any provision of this Agreement, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

5.10.        Binding Effect.  All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

5.11.        Preparation of Agreement.  This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.

5.12.        Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.13.        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

Corgenix Medical Corporation

By: Douglass T. Simpson
Title: Chief Executive Officer

INVESTOR

[Insert Name and signature block]